                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              H.J. Heinz Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF HEINZ]
H. J. Heinz Company
World Headquarters
600 Grant Street
Pittsburgh, Pennsylvania 15219


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of H.
J. Heinz Company at 2 P.M. on Tuesday, September 12, 2000, at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election to the Board of Directors is set forth in the formal meeting notice and the Proxy Statement on the following pages.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible.

A report of annual meeting proceedings, including an account of actions taken, will be sent to you following the meeting.

                           Respectfully yours,
                           /s/ Anthony J. F. O'Reilly
                           Anthony J. F. O'Reilly
                           Chairman of the Board


August 4, 2000

Notice of
Annual Meeting
of Shareholders

The Annual Meeting of Shareholders of H. J. Heinz Company will be held at Heinz Hall for the Performing Arts, 600 Penn Avenue, Pittsburgh, Pennsylvania, on Tuesday, September 12, 2000, at 2 P.M., for the following purposes:

  (1) To elect 13 directors;

  (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001;

  (3) To approve the H. J. Heinz Company 2000 Stock Option Plan; and

  (4) To consider and act upon such other business as may properly come before the meeting.

The accompanying proxy statement sets forth a description of matters to be considered at the meeting.

Holders of record as of the close of business on July 14, 2000 of the Company's Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage. Your compliance with this request will be appreciated and will assist in obtaining a quorum. Such action will not limit your right to vote in person or to attend the meeting.

                                                Karyll A. Davis
                                                Secretary


August 4, 2000

Table of Contents

                                                                            Page
General Information........................................................   1
Security Ownership of Management...........................................   2
Board of Directors and Committees of the Board.............................   4
Matters to Be Acted Upon
 1. Election of Directors..................................................   5
 2. Ratification of Auditors...............................................   8
 3. Approval of the H. J. Heinz Company 2000 Stock Option Plan.............   8
 4. Other Business.........................................................  11
Executive Compensation.....................................................  11
Report of the Management Development and Compensation Committee
 on Executive Compensation.................................................  13
Performance Graph--Five Fiscal Years.......................................  16
Additional Information.....................................................  17
Appendix A--H. J. Heinz Company 2000 Stock Option Plan..................... A-1

Proxy Statement

General Information

This proxy statement and the enclosed proxy card are being mailed to you by your Board of Directors starting on or about August 4, 2000. The Board of Directors requests that your shares be represented at the Annual Meeting by the proxies named in the proxy card.

Who Can Vote

You are entitled to vote at the Annual Meeting if the Company's shareholder records on July 14, 2000 (the record date) showed that you owned the Company's common stock par value $.25 (the "Common Stock") or Third Cumulative Preferred Stock, $1.70 First Series (the "Preferred Stock"). As of July 14, 2000, there were 347,853,010 shares of Common Stock and 13,159 shares of Preferred Stock outstanding. Each share of Common Stock has one vote and each share of Preferred Stock has one-half vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

How To Vote

You may vote in person at the Annual Meeting or by using the enclosed proxy card. The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting.

How Proxies Work

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, the ratification of the appointment of PricewaterhouseCoopers LLP as auditors and approval of the 2000 Stock Option Plan.

Revoking A Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company's Secretary in writing.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote (with each share of Preferred Stock counting as one-half of a share for purposes of the quorum) must be represented at the meeting, either by proxy or in person.

Votes Needed

The director nominees receiving the highest number of votes will be elected to fill the seats on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes and are not considered to be votes cast. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Attending the Annual Meeting

All shareholders on July 14, 2000 can attend the Annual Meeting. If the shares are in your name and you wish to attend the Annual Meeting, check the box on your proxy card and an admission ticket will be mailed to you provided your proxy card is received by September 1, 2000. Otherwise, an admission ticket will be available at the registration desk at the Annual Meeting. If your shares are held through a broker, contact your broker and request that they provide you with evidence of your stock ownership. This documentation, when presented at the registration desk, will allow you to attend the meeting. One admission ticket will permit two persons to attend.

Security Ownership of Management

The following table sets forth all equity securities of the Company beneficially owned as of June 30, 2000 by each director, director nominee, executive officer named in the Summary Compensation Table, and all directors, director nominees and executive officers as a group, being 25 in number.

                               Shares of                                        Total Shares of
                              Common Stock                                        Common Stock
                            Owned, Excluding                                   Beneficially Owned
                           Shares Subject to                                     (including the
                              Options and                        Shares Held    shares listed in   Percent
                            Shares held in a        Options     in a Fiduciary    the adjacent       of
          Name           Fiduciary Capacity (1) Exercisable (2)  Capacity (3)     columns) (4)    Class (5)
------------------------ ---------------------- --------------- -------------- ------------------ ---------
Anthony J. F. O'Reilly..       6,202,516             750,000            -0-         6,952,516(6)    1.99%
William R. Johnson......         276,454           1,545,834            -0-         1,822,288(7)     .52%
William P. Snyder III...          58,515                 -0-        770,766           829,281(8)     .24%
Herman J. Schmidt.......           5,700                 -0-            -0-             5,700         --
Eleanor B. Sheldon......          10,800                 -0-            -0-            10,800         --
Samuel C. Johnson.......          51,000                 -0-         11,100            62,100(9)      --
Donald R. Keough........           3,987                 -0-            -0-             3,987         --
S. Donald Wiley.........         149,642                 -0-      3,016,741         3,166,383(10)    .91%
David R. Williams.......         165,962             553,334            -0-           719,296(7)     .21%
Nicholas F. Brady.......           6,500                 -0-         24,800            31,300(11)     --
Edith E. Holiday........           2,400                 -0-            -0-             2,400         --
Paul F. Renne...........          54,959             158,334            -0-           213,293(7)      --
Candace Kendle..........             920                 -0-            -0-               920         --
Mary C. Choksi..........           1,050                 -0-            -0-             1,050         --
James M. Zimmerman......           2,900                 -0-            -0-             2,900         --
Leonard S. Coleman......             900                 -0-            -0-               900         --
A. G. Malcolm Ritchie...          31,500             410,000            -0-           441,500        .13%
Dean R. O'Hare..........           1,000                 -0-            -0-             1,000(12)     --
Richard H. Wamhoff......          82,793             186,667            -0-           269,460         --
Thomas J. Usher.........           1,000                 -0-            -0-             1,000(12)     --
All directors, director
 nominees and executive
 officers as a group....       7,297,863           4,410,171      3,823,407        15,531,441       4.41%

---------
 (1) Shares listed in this column include all shares in which the named individuals and all directors, director nominees and executive officers as a group (other than shares subject to stock options exercisable and shares held in a fiduciary capacity as trustee of a trust) have a present beneficial economic interest and also include all shares allocated to the accounts of the named individuals and all directors, director nominees and executive officers as a group under the Company's Employees Retirement and Savings Plan (W. R. Johnson, 54,250; D. R. Williams, 15,462; P. F. Renne, 44,959; R.H. Wamhoff, 37,287; and all directors, director nominees and executive officers as a group, 202,259).

 (2) Represents shares subject to stock options granted under the Company's stock option plans exercisable within 60 days following June 30, 2000.

 (3) Represents shares beneficially owned by the named individual in a fiduciary capacity as trustee of a trust.

 (4) Shares listed in this column include all shares listed in the adjacent columns. Each person has both sole voting and sole investment power with respect to the shares listed, unless otherwise indicated.

 (5) The percentages represent the total of shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of June 30, 2000, plus, where applicable, all stock options granted to the individual or group, as appropriate, under the Company's stock option plans exercisable within 60 days following June 30, 2000. Percentages of less than .1 percent are omitted.

 (6) Includes 148,500 shares held by a corporation which is beneficially owned by Dr. O'Reilly and members of his family and 5,593,416 shares held by another corporation which is beneficially owned by Dr. O'Reilly.

 (7) The shares indicated do not include unallocated shares held by the Company's employee stock ownership plan (the "ESOP"). Such shares are voted or tendered by the trustee in accordance with instructions received from the Investment Committee of the Board of Directors of the Company, unless the Investment Committee delegates this authority to plan participants. Messrs. W.R. Johnson, Williams and Renne currently serve as members of the Investment Committee. As of June 30, 2000, 310,758 shares of Common Stock were held in the ESOP but not allocated to participants' accounts. Each member of the Investment Committee disclaims having a beneficial economic interest in such shares.

 (8) Mr. Snyder has shared voting power and shared investment power with respect to 770,766 shares held by two trusts of which he is co-trustee.

 (9) Includes 11,100 shares of Common Stock held by Mr. Johnson as trustee of the Samuel C. Johnson 1988 Revocable Trust.

(10) Mr. Wiley has shared investment power with respect to the 888,151 shares held by the Vira I. Heinz Endowment. Mr. Wiley has shared investment power with respect to 2,128,590 shares held by two trusts, one of which holds 657,000 shares which are included in the 770,766 shares referred to in Note (8) above. Mr. Wiley disclaims having a beneficial economic interest in the shares referred to in this note.

(11) Includes 23,600 shares of Common Stock held by a trust of which Mr. Brady is the sole beneficiary and 1,200 shares of Common Stock held by a trust of which Mr. Brady is a co-trustee.

(12) Mr. O'Hare's and Mr. Usher's share ownership numbers are as of July 12, 2000 and July 27, 2000, respectively, the dates they became members of the Board of Directors.

                 Board of Directors and Committees of the Board
                           Fiscal Year 2000 Meetings

                                    Management          Public Issues
                                  Development and         and Social
Name                        Board  Compensation   Audit Responsibility Nominating Investment Executive
----                        ----- --------------- ----- -------------- ---------- ---------- ---------
Anthony J. F. O'Reilly         X*                              X
------------------------------------------------------------------------------------------------------
William R. Johnson             X                                                       X*         X*
------------------------------------------------------------------------------------------------------
William P. Snyder III          X          X          X                      X
------------------------------------------------------------------------------------------------------
Herman J. Schmidt              X          X          X         X            X
------------------------------------------------------------------------------------------------------
Eleanor B. Sheldon             X          X          X         X*
------------------------------------------------------------------------------------------------------
Samuel C. Johnson              X          X          X
------------------------------------------------------------------------------------------------------
Donald R. Keough               X          X                                 X*
------------------------------------------------------------------------------------------------------
S. Donald Wiley                X                               X
------------------------------------------------------------------------------------------------------
David R. Williams              X                                                       X          X
------------------------------------------------------------------------------------------------------
Nicholas F. Brady              X                     X                      X
------------------------------------------------------------------------------------------------------
Edith E. Holiday               X                     X*        X            X
------------------------------------------------------------------------------------------------------
Paul F. Renne                  X                                                       X          X
------------------------------------------------------------------------------------------------------
Candace Kendle                 X          X                                 X
------------------------------------------------------------------------------------------------------
Mary C. Choksi                 X                     X         X
------------------------------------------------------------------------------------------------------
James M. Zimmerman             X          X*                                X
------------------------------------------------------------------------------------------------------
Leonard S. Coleman, Jr.        X                     X         X
------------------------------------------------------------------------------------------------------
A. G. Malcolm Ritchie          X                                                                  X
------------------------------------------------------------------------------------------------------
Number of Meetings in 2000     8          6          3         2            1          1          9
------------------------------------------------------------------------------------------------------

XMember
*Chairperson
--------------------------------------------------------------------------------
Management Development and Compensation
 . Recommend to the Board the selection of the Chief Executive Officer.
 . Review and approve the appointment of corporate officers who report directly to the Chief Executive Officer.
 . Review and approve the compensation of the Chief Executive Officer and the corporate officers reporting to the Chief Executive Officer.
 . Determine the corporate goals and the awards granted under the Company's
  Incentive Compensation Plan.
 . Administer the Company's stock option plans.
 . Review and recommend to the Board the organization structure of the Company.

--------------------------------------------------------------------------------
Audit
 . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.
 . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.
 . Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.
 . Oversee that management has established processes to assure the quality and effectiveness of both the external and internal auditors.

--------------------------------------------------------------------------------
Public Issues and Social Responsibility
 . Review and monitor the policies and actions of the Company relating to major issues of public concern, including equal employment opportunity, environmental, occupational health and safety, public health and nutrition, and charitable and political contributions.
 . Consider the significant social impact of corporate activities.
 . Bring to the attention of management major issues of public concern that may require special attention or action.

--------------------------------------------------------------------------------
Nominating
 . Establish qualifications for potential directors.
 . Consider and recommend prospective candidates for membership on the Board, including any recommendations which are submitted by a shareholder in writing to the attention of the Company's Secretary in accordance with the Company's By-Laws.

--------------------------------------------------------------------------------
Investment
 . Monitor the policies and operations of the Company's Employee Benefits
  Administration Board.
 . Review and monitor the investments of the Company's retirement plans and certain other benefit plans.

--------------------------------------------------------------------------------
Executive
 . May exercise all powers of the Board except as limited by resolutions of the Board or by law.

Each incumbent director of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which the director served, other than Mr. Keough and Dr. Kendle, who each attended 73% of their respective meetings.

Director Compensation

Non-employee directors receive the following compensation:

  .  $50,000 in cash and 600 shares of common stock;
  . $1,500 for each meeting-day attended; and . an additional $4,000 or $6,000 per year if they serve as chairperson of a committee.

Non-employee directors may defer some or all of their cash compensation and receive the amount deferred together with interest (calculated periodically at the prime rate) at a later date.

As part of the Company's overall program to promote charitable giving, the Company has maintained a charitable award program funded by insurance policies on the lives of directors who were not full-time employees and who were members of the Board of Directors prior to 1995. Under the program, following the death of a director, the Company will donate $1,000,000 to qualifying charitable organizations recommended by the director and approved by the Company. The Company is reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

Non-employee directors who were on the Board prior to 1994 will receive, upon retirement on or after age 70, a pension benefit for life equivalent to $30,000 annually.

Employee directors receive no additional compensation for serving on the Board or any committee.

Matters to Be Acted Upon

1. Election of Directors
(Item 1 on proxy card)

The Board of Directors has nominated the following 13 nominees for election as directors at the Annual Meeting of Shareholders. Each director to be elected will serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. If any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such other person as may be designated by the Board of Directors.

                                                 Age
                                                as of
                   Principal Occupation and    Annual  Director         Other
        Name          Business Experience      Meeting  Since       Directorships
 ------------------ ------------------------   ------- -------- ----------------------
 William R. Johnson  President and Chief          51     1993   . Cincinnati Financial
                     Executive Officer of                       Corporation
                     Heinz (1998-present);                      . Amerada Hess
                     President and Chief                        Corporation
                     Operating Officer of                       . The PNC Financial
                     Heinz (1996-1998);                         Services Group, Inc.
                     Senior Vice President
                     of Heinz and President
                     and Chief Executive
                     Officer of Star-Kist
                     Foods, Inc.
                     (1993-1996)
 Samuel C. Johnson   Nonexecutive Chairman        72     1988   .  Johnson Outdoors,
                     of the Board of S. C.                          Inc.
                     Johnson & Son, Inc.
                     (chemical specialty
                     products)
                     (1994-present)

                                                Age
                                               as of
                  Principal Occupation and    Annual  Director           Other
       Name          Business Experience      Meeting  Since          Directorships
 ----------------- ------------------------   ------- -------- --------------------------
 Donald R. Keough   Chairman of the Board       74      1990   .USA Networks, Inc.
                    of Allen & Company                         .The Washington Post
                    Incorporated                               Company
                    (investment banking                        .McDonald's Corporation
                    firm) (1993-present);                      .YankeeNets LLC
                    Chairman of the Board
                    of Excalibur
                    Technologies
                    Corporation (software
                    products) (1996-
                    present); Advisor to
                    the Board of Directors
                    of The Coca-Cola
                    Company (1993-1998)
 David R. Williams  Executive Vice              57      1992
                    President of Heinz
                    (1996-present);
                    Executive Vice
                    President--Finance and
                    Chief Financial
                    Officer of Heinz
                    (1996); Senior Vice
                    President--Finance and
                    Chief Financial
                    Officer of Heinz
                    (1992-1996)
 Nicholas F. Brady  Chairman of the Board       70     1987-   .Amerada Hess
                    of Darby Advisors,                 1988;   Corporation
                    Inc., (1993-present)               1993    .C2, Inc.
                    and Darby Overseas                         .Director or trustee of
                    Investments, Ltd.                          various Templeton
                    (1994-present)                             mutual funds
                    (investment firms);
                    Secretary of the
                    United States
                    Department of the
                    Treasury (1988-1993)
 Edith E. Holiday   Attorney; Assistant to      48      1994   . Hercules Incorporated
                    the President of the                       .Amerada Hess
                    United States and                          Corporation
                    Secretary of the                           .Beverly Enterprises, Inc.
                    Cabinet (1990-1993);                       .RTI International Metals,
                    General Counsel United                     Inc.
                    States Department of                       .Director or trustee of
                    the Treasury (1989-                          various investment
                    1990)                                        companies in the
                                                                 Franklin Templeton
                                                                 group of mutual funds
 Paul F. Renne      Executive Vice              57      1997
                    President and Chief
                    Financial Officer of
                    Heinz (1997-present);
                    Senior Vice
                    President--Finance and
                    Chief Financial
                    Officer of Heinz
                    (1996-1997); Vice
                    President--Treasurer
                    of Heinz (1986-1996)
 Candace Kendle     Chairman of the Board       53      1998
                    and Chief Executive
                    Officer of Kendle
                    International, Inc.
                    (contract research
                    organization) (1981-
                    present)

                                                      Age
                                                     as of
                        Principal Occupation and    Annual  Director          Other
          Name             Business Experience      Meeting  Since        Directorships
 ----------------------- ------------------------   ------- -------- ----------------------
 Mary C. Choksi           Managing Director of        50      1998
                          Strategic Investment
                          Partners, Inc. and
                          Emerging Markets
                          Investors Corporation
                          (investment management
                          firms) (1987- present)
 James M. Zimmerman       Chairman of the Board       56      1998   .The Chubb Corporation
                          and Chief Executive
                          Officer of Federated
                          Department Stores,
                          Inc. (retailer) (1997-
                          present); President
                          and Chief Operating
                          Officer of Federated
                          Department Stores,
                          Inc. (1988-1997)
 Leonard S. Coleman, Jr.  Senior Advisor, Major       51      1998   .Omnicom Group Inc.
                          League Baseball (1999-                     .New Jersey
                          present); President of                     Resources
                          the National League of                     Corporation
                          Professional Baseball                      .Avis Rent A Car, Inc.
                          Clubs (1994-1999)                          .Cendant
                                                                     Corporation
                                                                     .Owens-Corning
                                                                     .Radio Unica
                                                                     Communications
                                                                     Corporation
 Dean R. O'Hare           Chairman and Chief          58      2000   .Fluor Corporation
                          Executive Officer of
                          The Chubb Corporation
                          (insurance) (1996-
                          present); Chairman,
                          President and Chief
                          Executive Officer of
                          The Chubb Corporation
                          (1995-1996)

 Thomas J. Usher          Chairman of the Board       57      2000   .The PNC Financial
                          and Chief Executive                        Services Group, Inc.
                          Officer of USX                             .PPG Industries, Inc.
                          Corporation (energy,                       .Transtar, Inc.
                          steel and diversified
                          business) (1995-
                          present)

The Board of Directors recommends a vote "FOR" each of the Nominees.

Certain Business Relationships and Agreements

Dr. O'Reilly is Chairman of the Dublin, Ireland law firm of Matheson Ormsby Prentice, which provided legal services to the Company during fiscal year 2000. Matheson Ormsby Prentice may continue to provide legal services to the Company in the future.

On December 2, 1997, the Company and Dr. O'Reilly entered into an agreement (the "Agreement") providing for Dr. O'Reilly's continued service as Chairman of the Board of Directors of the Company until September 12, 2000. During fiscal year 2000, the Company paid Dr. O'Reilly a consulting fee of $500,000. Under the terms of the Agreement, Dr. O'Reilly continues to participate in all benefit plans and programs of the Company (other than the Company's retirement plans) on a basis consistent with the plans. During fiscal year 2000, the Company paid on behalf of Dr. O'Reilly financial counseling fees and country club dues in the amount of $150,000 and $10,920, respectively. Also, under the terms of the Agreement, Dr. O'Reilly used corporate aircraft for travel in connection with the performance of his duties as Chairman of the Board.


On November 20, 1995, the H. J. Heinz Company Consolidated Retirement and Pension Plan Fund ("Heinz Plan") committed to invest, on a call basis, up to U.S. $5 million in limited partner interests of Darby Emerging Markets Fund, L.P. ("Darby Fund"), a Cayman Islands limited partnership. Darby Overseas Partners, L.P. ("Darby Overseas"), a Delaware limited partnership in which Mr. Brady is a limited partner, is also a limited partner of Darby Fund. In addition, Mr. Brady is Chairman and a shareholder of Darby Overseas Investments, Ltd. ("General Partner"), a Delaware corporation that serves as general partner of Darby Overseas. Mr. Brady also serves as Chairman of Darby Emerging Markets Investments LDC ("Darby Emerging Markets"), a Cayman Islands limited duration company that serves as general partner of Darby Fund. Darby Overseas and the General Partner own 99% and 1%, respectively, of the capital stock of Darby Emerging Markets. Through its ownership of Darby Emerging Markets, Darby Overseas may receive performance-based distributions from Darby Fund in the future. Darby Overseas serves as advisor to Darby Fund. The Heinz Plan, through Darby Emerging Markets, pays Darby Overseas annual compensation for such advisory services equal to 2% of the Heinz Plan's $5 million capital commitment to Darby Fund.

2. Ratification of Auditors
(Item 2 on proxy card)

The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for fiscal year 2001.

A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

3. Approval of the H. J. Heinz Company 2000 Stock Option Plan
(Item 3 on proxy card)

On July 12, 2000, upon the recommendation of the Management Development and Compensation Committee (the "Committee"), the Board of Directors approved the
H. J. Heinz Company 2000 Stock Option Plan (the "Plan").

Purpose of the Plan. The Plan authorizes the Committee to make stock option grants to officers and other key employees. The purpose of the Plan is to motivate and reward employees by giving them an ownership interest in the Company and the ability to participate in the Company's growth and financial success. The Board believes that the Plan will enhance the Company's ability to attract key employees and strengthen their desire to remain with the Company.

Shares Authorized and Award Limits. A maximum of 15,000,000 shares of the Company's Common Stock--which number may be adjusted as described below--would be issued pursuant to stock options granted under the Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options. The shares available represent approximately 4.3% of the Company's Common Stock issued and outstanding on July 14, 2000. The number of shares available under the Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. No individual may be awarded stock options of more than 10% of the shares authorized under the Plan, as adjusted.

Administration. The Committee will administer the Plan. Committee members must be "nonemployee directors" and "outside directors" for applicable regulatory requirements. This means that they cannot be current or former Company officers or employees, and they may not receive compensation from the Company except in their capacity as directors. The Board may amend or discontinue the Plan at any time, subject to shareholder approval in certain circumstances described in the Plan.

The Committee has the authority to select employees to whom it will grant awards, to determine the types of awards and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. The Committee also has the authority to interpret the Plan, to establish, amend and rescind rules applicable to the Plan or awards under the Plan, to approve the terms and provisions of any agreements relating to Plan awards and to make all determinations relating to awards under the Plan.

Eligibility and Participation. Only key employees of the Company and its subsidiaries are eligible to be selected as participants. The Committee is authorized to determine the employees who will receive stock options under the Plan. About 900 current and former employees hold stock option awards under other stock option plans of the Company.

Term. If shareholders approve the Plan, it will become effective on September 12, 2000. No award may be granted under the Plan after September 12, 2010.

Stock Option Awards. The Committee may grant incentive and non-statutory stock options under the Plan. Stock option awards entitle a participant to purchase shares of the Common Stock at a fixed price during the option term. The Committee determines the option grant price, but the price may not be less than the fair market value per share on the grant date. The term of the option is set by the Committee, with a maximum of ten years from the grant date. An option is exercisable at such times as the Committee determines.

The participant must pay the option grant price in full upon exercise. The participant may pay the price in cash, by surrendering shares of Common Stock that were owned for a certain minimum period and whose value equals the option price or by a combination of cash, shares or other consideration approved by the Committee.

The Committee may permit participants to transfer stock option awards to immediate family members or family trusts. Otherwise, stock option awards are not transferable during the participant's lifetime.

Adjustments. The Plan provides for adjustments of awards and shares authorized for issuance under the Plan in the event of stock splits, recapitalizations, mergers, consolidations, and other changes in the stock. In that event, the Committee will make such substitutions or adjustments in the aggregate number or class of shares that may be distributed under the Plan (including the substitution of similar awards denominated in the shares of another company) and in the number, class and option price or other price of shares subject to outstanding awards as it believes equitable or appropriate to maintain the purpose of the original grant.

Option Repricing Prohibited. The Plan prohibits repricing of options. Repricing means the grant of a new option, in return for the cancellation, exchange or forfeiture of an option that has a higher exercise price than the new option or the amendment of an outstanding option to reduce the exercise price.

Change in Control Provisions. In order to preserve the value of outstanding awards for participants in the event of a change in control of the Company (as defined in the Plan), all outstanding option awards vest and are immediately exercisable.

Performance-Based Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of the deduction that the Company may take on its U.S. federal tax return for compensation paid to any of the named officers in the proxy statement (the Code refers to these officers as "covered employees"). The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to "performance-based compensation," if approved by shareholders. The Company believes that awards under the Plan will qualify as performance-based compensation, if shareholders vote to approve the Plan and it is otherwise administered in compliance with Section 162(m) of the Code.

Tax Aspects of the Plan. Some of the options granted under the Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Code. Under present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon the optionee's exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

Certain stock options which do not constitute ISOs ("non-statutory options") may be granted under the Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a non-statutory option. However, the optionee will realize ordinary income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short- or long-term capital gain, depending on the optionee's holding period.

The federal income tax consequences described in this section are based on laws and regulations in effect on July 14, 2000, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Recent Share Price. On July 14, 2000 (the record date for the Annual Meeting), the closing market price for the Common Stock was $41.50 per share.

Awards to Named Officers and Other Employees. The number of stock options that would be awarded to the Company's Chief Executive Officer and the other four executive officers named in the Summary Compensation Table pursuant to the Plan are not currently determinable. No option awards were made to these executive officers in fiscal year 2000.

Share Repurchases to Prevent Dilution. To prevent or minimize the dilutive effect of stock-based compensation plans, the Company's practice is to repurchase shares in the open market in amounts at least equal to the number of shares issued under the stock option and other stock incentive plans. The Company intends to use the proceeds of stock option award exercises under the Plan for this purpose as well as other funds available from time to time. The continuation of this practice is subject to the Company's capital needs and resources and compliance with corporate, securities and regulatory requirements that apply to share repurchases.

The Board of Directors recommends a vote "FOR" this Proposal.

4. Other Business

The Board of Directors does not intend to present any business at the Annual Meeting not described in this proxy statement. The enclosed proxy form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Annual Meeting in addition to the scheduled items of business, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to the rules of the Securities and Exchange Commission and matters incident to the conduct of the Annual Meeting.

Executive Compensation

The following tables and accompanying text present the compensation of the President and Chief Executive Officer and the four other most highly compensated executive officers in fiscal year 2000.

Summary Compensation Table

                                        Annual Compensation       Long-Term Compensation
                                   ------------------------------ -----------------------
                                                                   Awards (1)    Payouts
                                                                  ------------- ---------
                                                        Other      Securities   Long-Term
                                                        Annual     Underlying   Incentive  All Other
        Name and                   Salary    Bonus   Compensation    Options     Payouts  Compensation
   Principal Position         Year   ($)      ($)        ($)      (No. Awarded)    ($)       ($)(2)
------------------------      ---- ------- --------- ------------ ------------- --------- ------------
W. R. Johnson                 2000 900,000 1,776,864      --              -0-      -0-       402,911
President and CEO             1999 770,000 2,071,000   172,439        350,000      -0-       238,692
                              1998 541,667 1,598,153   140,863      1,000,000      -0-       153,968

D. R. Williams                2000 450,000   760,001      --              -0-      -0-        68,011
Executive Vice President      1999 425,461   974,000      --          375,000      -0-       172,594
                              1998 406,457   694,581    79,083            -0-      -0-       128,936

A. G. M. Ritchie              2000 440,000   798,326      --              -0-      -0-           -0-
Executive Vice President (3)  1999 400,000   900,000      --          100,000      -0-           -0-

R. H. Wamhoff                 2000 420,000   749,646      --              -0-      -0-       190,553
Executive Vice President (3)  1999 400,000   596,000      --           75,000      -0-       212,151

P. F. Renne                   2000 289,594   537,253      --              -0-      -0-        61,130
Executive Vice President      1999 274,357   557,889   106,393         50,000      -0-       132,580
and CFO                       1998 257,174   597,828      --          500,000      -0-        80,376

---------
(1) No awards of restricted stock were made to the named executive officers during the period covered by the Summary Compensation Table.

(2) Includes for Messrs. Johnson, Williams, Ritchie, Wamhoff and Renne, respectively, the following: (i) amounts contributed by the Company under the Employees Retirement and Savings Plan, $331,929, $21,589, $0, $51,200, and $21,482; (ii) amounts attributable to "split dollar" life insurance provided by the Company, $62,330, $37,770, $0, $24,515, and $25,764; and
     (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $8,652, $8,652, $0, $114,838, and $13,884.

(3) Messrs. Ritchie and Wamhoff became executive officers of the Company on May 1, 1998.

Option Grants in Fiscal Year 2000

No option grants were made to any of the executive officers named in the Summary Compensation Table during fiscal year 2000.

Aggregated Option/SAR Exercises in Fiscal Year 2000 and
Fiscal Year-End Option/SAR Value

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                                                     Options/SARs        In-the-Money Options/SARs
                     Shares                       at Fiscal Year-End     at Fiscal Year-End ($)(2)
                  Acquired on       Value      ------------------------- -------------------------
      Name        Exercise (#) Realized ($)(1) Exercisable Unexercisable Exercisable Unexercisable
----------------  ------------ --------------- ----------- ------------- ----------- -------------
W. R. Johnson           -0-            -0-      1,379,167    1,283,333   13,058,874    1,916,665
D. R. Williams       25,000        319,793        436,667      488,333    3,779,175    1,341,665
A. G. M. Ritchie        -0-            -0-        335,000      515,000    1,144,793      575,000
R. H. Wamhoff           -0-            -0-        153,334      321,666      191,671      383,330
P. F. Renne             -0-            -0-        141,667      588,333    1,933,964      219,165

---------
(1) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No SARs were exercised during the last fiscal year.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the fair market value of each share underlying the options at May 3, 2000, less the exercise price, times the number of options.

Retirement Benefits

Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the H. J. Heinz Company Employees' Retirement System ("Plan A"). Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen.

The Company has a Supplemental Executive Retirement Plan (the "SERP") which provides additional retirement benefits for eligible executives, including the executive officers named in the Summary Compensation Table other than Mr. Ritchie. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during any five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Employees Retirement and Savings Plan and the Employees Retirement and Savings Excess Plan.

Mr. Ritchie and other senior management employees in the United Kingdom are entitled to retirement benefits from the Heinz Management Pension Plan. Benefits are based on credited service and final pensionable pay, subject to an Inland Revenue earnings cap (currently $148,716) for employees who joined the plan after May 31, 1989. Mr. Ritchie and certain other senior managers in the United Kingdom are eligible to receive a pension supplement equal to the difference between their Management Pension Plan benefit without regard to the Inland Revenue earnings cap, and the sum of (i) their actual Management Pension Plan benefit, plus (ii) any pension due from previous employers.

The compensation included in the earnings base for purposes of the pension tables below is the executive's salary and annual bonus. Table I shows the estimated maximum retirement benefit payable to the four SERP-eligible executives, stated as an annual pension equivalent beginning at age 65. Table II shows the estimated maximum retirement benefit payable to Mr. Ritchie, stated as an annual pension equivalent payable beginning at age 65. Pension estimates in Tables I and II have not been reduced for social insurance programs in the United States or the United Kingdom.

As of May 3, 2000, the years of service for Messrs. Johnson, Williams, Ritchie, Wamhoff and Renne were, as rounded to the nearest full year, 18, 33, 6, 32 and 27, respectively.

Table I--U.S. Retirement Plans

                                      Years of Service
                --------------------------------------------------------------------
   Final
Pensionable
Compensation       15            20             25             30             35
------------    --------     ----------     ----------     ----------     ----------
 $  800,000     $216,431     $  252,502     $  288,574     $  324,646     $  360,718
  1,000,000      270,538        315,628        360,718        405,808        450,897
  1,200,000      324,646        378,754        432,861        486,969        541,077
  1,400,000      378,754        441,879        505,005        568,131        631,256
  1,600,000      432,861        505,005        577,149        649,292        721,436
  2,000,000      541,077        631,256        721,436        811,615        901,795
  2,500,000      676,346        789,070        901,795      1,014,519      1,127,243
  3,000,000      811,615        946,884      1,082,153      1,217,423      1,352,692
  3,300,000      892,777      1,041,573      1,190,369      1,339,165      1,487,961

Table II--United Kingdom Retirement Arrangements

                                      Years of Service
                 ----------------------------------------------------------------------
   Final
Pensionable
Compensation        5              10             15             20              25
------------     --------       --------       --------       --------       ----------
 $1,000,000      $ 92,920       $226,700       $360,479       $494,258       $  625,808
  1,300,000       133,054        306,967        480,880        654,793          825,808
  1,500,000       159,810        360,479        561,148        761,817          959,141
  1,600,000       173,188        387,235        601,282        815,328        1,025,808

Severance Arrangements

The Company maintains severance agreements with its executive officers and certain other key executives. If the executives' employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of the Company, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that the Company will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.

Report of the Management Development and Compensation Committee on Executive Compensation

The Management Development and Compensation Committee (the "Committee"), which is made up of seven non-employee directors, oversees the administration of total compensation for senior Company executives. The Company's executive compensation programs are designed to provide payment for performance of assigned accountabilities and reward for the achievement of predetermined goals which contribute to corporate earnings, with the objective of enhancing shareholder value. Performance goals for the executive officers are established by the Committee.

Components of Compensation

The Company's executive compensation program has three components: base salary, annual incentive award and stock options.

The Committee periodically compares total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies (the "Peer Group"). The Peer Group is comprised of companies which are, on average, similar to the Company in terms of sales, assets, and total stock market capitalization. The chosen "Peer Group" includes 10 of the 12 other companies that comprise the Standard & Poor's Foods Group Index in the Performance Graph. The Committee believes that the Peer Group represents the Company's most direct competitors for executive talent.

The Committee also calls upon Hewitt Associates, an independent compensation consultant, for consultation and survey information related to executive compensation.

Base Salary

The Company's policy is to provide a base salary at a median level when compared with base salaries of the Peer Group. In many cases, base salaries of the Company's executive officers have been below the median for base salaries of executive officers of the Peer Group. Mr. Johnson's annual salary was increased in May 1999. During the year salary action was also taken for several of the executive officers named in the Summary Compensation Table. The average rate of increase for those officers was 6.5%. The Committee intends to continue to target base salaries at the competitive median.

Annual Incentive

Annual incentives were paid to executive officers, senior management and large groups of salaried employees around the world under the Incentive Compensation Plan approved by shareholders in September 1994 (and the performance goals reapproved by the shareholders in 1999). That plan focuses the Company's management on clear performance measures aligned with the creation of shareholder value. The performance measures used in Fiscal Year 2000 were earnings per share ("EPS") for the Company; and the business units were all measured on operating income, and in most instances, sales growth.

Annual incentive awards under the Incentive Compensation Plan are intended to reward key executives for achieving targeted levels of performance by providing annual awards at target performance which, when added to base salary, produce total cash compensation around the 75th percentile of total cash compensation of the Peer Group. When performance results exceed targeted levels of performance, the Incentive Compensation Plan is intended to provide awards which, when added to base salary, produce total cash compensation above the 75th percentile of the Peer Group and, in the case of outstanding performance, near the 90th percentile of the Peer Group.

Awards to Mr. Johnson and Mr. Renne were based on the Company having exceeded the earnings per share target approved by the Committee at the beginning of the fiscal year. The awards of the other executive officers named in the Summary Compensation Table were predicated on a 50:50 weighting between the corporate EPS goal and the performance of their respective business units.

Stock Options

The Committee reaffirms its belief that stock options are a major part of the Company's executive compensation program. Even though no options were granted during the year to Mr. Johnson and the other executive officers named in the Summary Compensation Table, stock options continue to emphasize the objectives of increasing shareholder value and encouraging share ownership for management in accordance with established guidelines.

There is no established grant cycle for Mr. Johnson and the other executive officers; rather, grants are made on an intermittent basis reflecting a discretionary assessment of future contributions to the longer-term growth of the Company and the need to provide a competitive retention incentive.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1,000,000 each, unless certain requirements are met. The Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction to the extent consistent with the Company's compensation policies.

The Company stock option plans and the Incentive Compensation Plan all comply with the requirements of Section 162(m). Accordingly, all payments made to the covered executive officers qualify for the corporate tax deduction.

The Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's future success.

JAMES M. ZIMMERMAN, Chairman                 SAMUEL C. JOHNSON
WILLIAM P. SNYDER III                        DONALD R. KEOUGH
HERMAN J. SCHMIDT                            CANDACE K. KENDLE
ELEANOR B. SHELDON

Performance Graph--Five Fiscal Years

The following graph compares the cumulative total shareholder return on the Company's Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the Standard & Poor's Foods Group Index and the return on the Standard & Poor's 500 Index, assuming an investment of $100 in each at their closing prices on May 3, 1995 and reinvestment of dividends.
                              [CHART APPEARS HERE]
               1995       1996        1997       1998      1999       2000
HEINZ          $100       $123        $157       $206      $192       $155
S&P FOODS      $100       $117        $158       $203      $190       $154
S&P 500        $100       $129        $161       $224      $280       $297

Additional Information

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of any securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 3, 2000, all required filings were made on a timely basis.

Shareholder Proposals

The Company's By-Laws prescribe the procedures shareholders must follow to nominate directors or to bring other business before shareholder meetings. To nominate a candidate for director at the 2001 Annual Meeting, your notice of the nomination must be received by the Company between January 6 and April 6, 2001. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. To bring other matters before the 2001 Annual Meeting and to include a matter in the Company's proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. Copies of the Company's By-Laws may be obtained free of charge from the Secretary.

Proxy Solicitation

The Company pays the costs of soliciting proxies, including the fees of D.F. King & Co., estimated to be $25,000 plus expenses. The Company also reimburses brokers and other nominees for their reasonable expenses in forwarding the proxy materials to shareholders and obtaining their votes. Directors, officers and employees of the Company may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Annual Report

The Annual Report to Shareholders covering the Company's fiscal year ended May 3, 2000 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Karyll A. Davis
Secretary

Dated: August 4, 2000

                                                                      Appendix A

                                [LOGO OF HEINZ]
                              H. J. HEINZ COMPANY

                             2000 STOCK OPTION PLAN

1. DEFINITIONS.

  The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

  (a) "Board of Directors" shall mean not less than a quorum of the whole Board of Directors of the Company.

  (b) "Change in Control" shall mean any of the following events:

    (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange
  Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any Subsidiary, or (iii) any Person in connection with a transaction described in paragraph (3) below.

    (2) The individuals who, as of the Effective Date, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Consent" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

    (3) A merger, consolidation or reorganization involving the Company or a subsidiary of the Company, unless

      (i) the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, continue immediately following such merger, consolidation or reorganization to represent, either by remaining outstanding or by being converted into voting securities of the surviving corporation resulting from such merger, consolidation or reorganization or its parent (the "Surviving Corporation"), at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the Surviving Corporation;

      (ii) the individuals who were members of the Incumbent Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute more than one-half of the members of the board of directors of the Surviving Corporation; and

      (iii) no person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately before such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

    (4) A complete liquidation or dissolution of the Company; or

    (5) Approval by stockholders of the Company of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d) "Committee" shall mean the Management Development and Compensation Committee of the Board of Directors described in Section 4 hereof.

  (e) "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.25 per share, except as this definition may be modified as provided in Section 10 hereof.

  (f) "Company" shall mean H. J. Heinz Company, a Pennsylvania corporation.

  (g) "Effective Date" shall mean September 12, 2000.

  (h) "Employee" or "Employees" shall mean key persons (including directors and officers) employed by the Company, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (j) "Fair Market Value" shall mean the closing sale price of the Common Stock on the New York Stock Exchange--Composite Tape on the date an Option is granted (or, for purposes of determining the value of shares of Common Stock used in payment of the Option Price as provided in Section 8(C)(4), the date of exercise) or, if there are no sales on such dates, on the next following day on which there are sales.

  (k) "Incentive Option" shall mean an Option which is an "incentive stock option" as defined in Section 422 of the Code.

  (l) "Non-Statutory Option" shall mean an Option which does not qualify as an Incentive Option as defined above.

  (m) "Option" shall mean an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock.

  (n) "Optionee" shall mean a person who accepts an Option granted under the Plan.

  (o) "Option Price" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Grant.

  (p) "Option Period" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date the Option is granted.

  (q) "Plan" shall mean the H. J. Heinz Company 2000 Stock Option Plan.

  (r) "Stock Option Grant" shall mean the written notification or agreement confirming the Option and setting forth the terms and conditions upon which it may be exercised.

  (s) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

  (t) "Successor" shall have the meaning set forth in Section 8(D)(4) hereof.

2. PURPOSES.

  The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key Employees with an opportunity for investment in the Company's Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.

3. TERM OF THE PLAN.

  Options may be granted under the Plan only within the ten-year period beginning on the Effective Date.

4. ADMINISTRATION.

  The Plan shall be administered by a Management Development and Compensation Committee of not less than three directors of the Company ("Committee") appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is an "outside director" within the meaning of Section 162(m) of the Code. No person shall be eligible for the grant of an Option under this Plan while serving as a member of such Committee. Members of the Committee shall serve at the pleasure of the Board of Directors. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. No member of the Committee, while serving as such, shall be eligible to receive any Option hereunder, although membership on the Committee shall not affect or impair any such member's rights under any Option granted to him at a time when he was not a member of the Committee.

  The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

5. ELIGIBILITY.

  Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those key Employees of the Company or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants. In determining the eligibility of an Employee to receive an Option, as well as in determining the number of shares covered by such Option, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of the Employee's services and accomplishments, the Employee's present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

  No Option may be granted to an individual who, immediately after such grant, "owns" (as defined in Sections 422 and 424 of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the corporation then employing such individual or of a parent or subsidiary corporation of such employer corporation.

  More than one Option may be granted to an individual. The maximum number of shares, however, which may be granted under this Plan to any individual as Options shall not exceed 10% of the maximum number of shares available under the Plan, subject to adjustment in accordance with Section 10 hereof.

  The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Section 422 of the Code.

6. NUMBER OF SHARES AVAILABLE.

  Subject to adjustment as provided in Section 10 hereof, the aggregate number of shares of Common Stock that may be granted as Options is 15,000,000. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter held as treasury shares. If any shares as to which an Option granted under the Plan shall remain unexercised at the expiration thereof or shall be terminated unexercised, such shares may be available for further grants under the Plan.

7. TYPES OF OPTIONS.

  The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute both Incentive Options and Non-Statutory Options. Non-Statutory Options shall be identified as such in the Stock Option Grant.

8. TERMS OF OPTIONS.

  The grant of each Option shall be in writing confirmed by a Stock Option Grant (in the form prescribed by the Committee).

  (A) Option Price.

    At the time an Option is granted the Committee shall determine the Option Price which shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date of grant. Except for adjustments as provided in Section 10 hereof, the Option Price for any outstanding Option may not be decreased after the date of grant nor may any outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower price.

  (B) Option Periods.

    The term of each Option granted under this Plan shall be for such period as the Committee shall determine, but not more than ten years from the date of grant thereof, subject to earlier termination as hereinafter provided in paragraph (D) of this Section 8.

  (C) Exercise of Options.

    Each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Option Period, for such number of shares as shall be prescribed by the provisions of the Stock Option Agreement evidencing such Option, provided that:

    (1) An Option may be exercised (a) during the continuance of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of paragraph (E) of this Section 8, or (b) after termination of the Optionee's employment by the Company or a Subsidiary in accordance with the provisions of paragraph (D) of this Section 8.

    (2) All Options shall become exercisable upon the occurrence of a Change in Control whether or not such Options are otherwise then exercisable under the provisions of the applicable agreements relating thereto.

    (3) An Option may be exercised by the Optionee or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased.

    (4) The aggregate Option Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than one year, whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Option Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide. Payment of the Option Price with certificates evidencing shares of Common Stock as provided above shall not increase the number of shares available for the grant of Options under the Plan.

  (D) Termination of Employment.

    The effect of termination of an Optionee's employment with the Company or a Subsidiary shall be as follows:

    (1) Involuntary Termination. If the employment of an Optionee is terminated involuntarily without cause (for the purpose of this Plan, "cause" shall mean an act of dishonesty, moral turpitude or an intentional or gross negligent act detrimental to the best interests of the Company or a Subsidiary) by the Company or a Subsidiary, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options or within three months after the date of such involuntary termination, whichever is the shorter period; provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

    (2) Disability Termination. If the employment of an Optionee is terminated by the Company or a Subsidiary because, in the opinion of the Committee, the Optionee has become physically incapacitated, any outstanding Options held by such Optionee may be exercised at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto. For the purposes of this Plan, the question whether the termination of employment shall be considered a disability termination caused by physical incapacity shall be determined in each case by the Committee and such determination by the Committee shall be final.

    (3) Retirement. If an Optionee's employment terminates as the result of retirement of the Optionee under any retirement plan of the Company or a Subsidiary, the Optionee may exercise any outstanding Option at any time prior to the expiration date of the Option; provided, however, that such Options were exercisable on the date of such termination under the provisions of the applicable agreements relating thereto, or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

    (4) Death.

      (a) If an Optionee shall die, the Optionee's Options may be exercised by the person or persons entitled to do so under a beneficiary designation in accordance with paragraph (E) of this Section 8 or, if none, under the Optionee's will or, if the Optionee shall have failed to designate a beneficiary or make testamentary disposition of such Options or shall have died intestate, by the Optionee's legal representative or representatives (such person, persons, representative or representatives are referred to herein as the "Successor" of an Optionee).

      (b) If an Optionee shall die while the Optionee is an Employee, the Successor may exercise the Optionee's Options at any time prior to the expiration date of such Options; whether or not such Options were exercisable on the date of the Optionee's death under the provisions of the applicable agreements relating thereto.

      (c) If the Optionee shall die within three months after the involuntary termination without cause of the Optionee's employment, the Optionee's Options may be exercised by the Successor at any time prior to the expiration date of such Options or within one year of the date of the Optionee's death, whichever is the shorter period, provided, however, that such Options were exercisable on the date of the Optionee's termination of employment under the provisions of the applicable agreements relating thereto or the Committee specifically waives the restrictions relating to exercisability, if any, contained in such agreements.

    (5) Other Termination. If the employment of an Optionee shall terminate for any reason other than as set forth in subparagraphs (1), (2), (3) or
  (4) above, his rights under any then outstanding Options shall terminate at the time of such termination of employment; provided, however, the Committee may, in its sole discretion, take such action as it considers appropriate to waive such automatic termination and/or the restrictions, if any, contained in the applicable agreements relating thereto.

    (6) Extension of Option Exercise Periods. Notwithstanding the Option termination provisions set forth above, at the request of an Optionee or his Successor, but in the Committee's sole discretion, the Committee may at any time prior to the termination of an Option, extend the period during which the Option may be exercised following the termination of an Optionee's employment for any period up to the remaining Option Period for the Option.

  (E) Non-Transferability.

    Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution), and each Option shall be exercisable during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. An Optionee may also designate a beneficiary to exercise his or her Options after the Optionee's death. The Committee may amend outstanding Options to provide for transfer, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.

  (F) Other Terms.

    Options granted pursuant to the Plan shall contain such other terms, provisions and conditions (which need not be identical) not inconsistent herewith as shall be determined by the Committee.

9. LISTING AND REGISTRATION OF SHARES.

  If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Options, the exercise of which would result in the purchase or issuance of shares, may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

10. ADJUSTMENTS.

  In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option outstanding under the Plan and the number of shares reserved for the grant of Options pursuant to the Plan but not yet subject to an Option shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for the grant of Options pursuant to the Plan but not yet subject to an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified above in this Section 10, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Options pursuant to the Plan but not yet subject to an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and each Option outstanding thereunder. In the case of any such substitution or adjustment as provided for in this Section 10, the Option Price for each share of stock or other security which shall have been substituted for each share of Common Stock covered by an outstanding Option shall be adjusted appropriately to reflect such substitution or adjustment. No adjustment or substitution provided for in this Section 10 shall require the Company to sell a fractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly.

  Upon any adjustment made pursuant to this Section 10 the Company will, upon request, deliver to the Optionee or to the Optionee's Successors a certificate of its Secretary setting forth the Option Price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Option.

11. WITHHOLDING TAXES.

  The Company unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of withholding taxes in the case of any grant, award, exercise or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of a Non-Statutory Option shall be required to pay the Company or any Subsidiary in cash the amount of any taxes which the Company or Subsidiary is required to withhold.

  Notwithstanding the preceding sentence and subject to such rules as the Committee may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Committee, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of the Non-Statutory Option reduced by a number of shares having a fair market value equal to the amount of the required withholding to be so satisfied or to surrender to the Company previously held shares of Common Stock having an equivalent fair market value.

12. INTERPRETATION, AMENDMENTS AND TERMINATION.

  All actions taken by the Board of Directors pursuant to this Section 12 shall be taken only in accordance with the recommendation of the Committee. The Board of Directors may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board of Directors shall be final and binding upon all persons. The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be granted under the Plan as set forth in Section 6 hereof or the number of shares that may be received by any one individual pursuant to Section 5 hereof, (b) change the class of Employees eligible for grants under the Plan, or (c) change the rules governing Option Price set forth in Section 8(A) hereof. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Optionees or their Successors under any Options outstanding and not exercised in full on the date of termination.

  Subject to the foregoing and the requirements of Section 162(m) of the Code, the Board of Directors may without further action on the part of the shareholders of the Company or the consent of participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, and (b) to preserve the employer deduction under
Section 162(m) of the Code.

13. FOREIGN JURISDICTIONS.

  The Committee may, from time to time, adopt, amend, and terminate under the Plan, such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction, to key employees of the Company or its subsidiaries who are subject to such laws and who receive grants under the Plan.

14. COMPLIANCE WITH SECTION 162(M) OF THE CODE.

  With respect to employees subject to Section 162(m) of the Code, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Section 162(m) of the Code. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee concerned with matters relating to employees subject to Section 162(m) of the Code.

15. NOTICES.

  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

                    [RECYCLE LOGO PRINTED ON RECYCLED PAPER]

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

   ANTHONY J.F. O'REILLY, WILLIAM R. JOHNSON and PAUL F. RENNE are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 12, 2000, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Common Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.

This Proxy when properly executed will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees for election as directors, the ratification of auditors and the approval of the H.J. Heinz Company 2000 Stock Option Plan.


                           * FOLD AND DETACH HERE *

                                                         Please mark
                                                         your votes as  [X]
                                                         indicated in
                                                         this example


The Board of Directors recommends a vote FOR all nominees for Election as Directors.

1.  Election of Directors
                                               FOR all thirteen    WITHHOLD
Nominees:                                       nominees unless    AUTHORITY
                                                   otherwise     to vote for all
    W.R. Johnson, S.C. Johnson, D.R. Keough,       indicated.       nominees.
    D.R. Williams, N.F. Brady, E.E. Holiday,
    P.F. Renne, C. Kendle, J.M. Zimmerman,            [_]             [_]
    M.C. Choksi, L.S. Coleman, Jr.,
    D.R. O'Hare and T.J. Usher.

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.


-------------------------------------------------------------------------------


          The Board of Directors recommends a vote FOR Items 2 and 3.

                                        FOR      AGAINST     ABSTAIN

2.  Ratification of Auditors.           [_]        [_]         [_]

3.  Approval of H.J. Heinz Company
    2000 Stock Option Plan.             [_]        [_]         [_]

4. In their discretion, upon such other matters as may properly come before the meeting.


                              [_] Please check here to request an admission ticket to the Meeting. (One ticket will admit two people).


                                       PLEASE SIGN AND DATE IN BOX BELOW

                              Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.

                              --------------------------------------------------
                              |                                                |
                              |                                                |
                              --------------------------------------------------
                              Signature(s) and, if applicable, Title(s)     Date


                           * FOLD AND DETACH HERE *




                                [LOGO OF HEINZ]


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                              H.J. HEINZ COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors

   ANTHONY J.F. O'REILLY, WILLIAM R. JOHNSON and PAUL F. RENNE are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H.J. Heinz Company to be held at Heinz Hall for the Performing Arts, located at 600 Penn Avenue, Pittsburgh, Pennsylvania on Tuesday, September 12, 2000, at 2:00 P.M., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock, $1.70 First Series, that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please Sign and Date on Reverse Side and Return the Proxy Card Promptly Using the Enclosed Envelope.

This Proxy when properly executed will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted "FOR" the election of all nominees for election as directors, the ratification of auditors and the approval of the H.J. Heinz Company 2000 Stock Option Plan.


                           * FOLD AND DETACH HERE *

                                                         Please mark
                                                         your votes as  [X]
                                                         indicated in
                                                         this example


The Board of Directors recommends a vote FOR all nominees for Election as Directors.

1.  Election of Directors
                                               FOR all thirteen    WITHHOLD
Nominees:                                       nominees unless    AUTHORITY
                                                   otherwise     to vote for all
    W.R. Johnson, S.C. Johnson, D.R. Keough,       indicated.       nominees.
    D.R. Williams, N.F. Brady, E.E. Holiday,
    P.F. Renne, C. Kendle, J.M. Zimmerman,            [_]             [_]
    M.C. Choksi, L.S. Coleman, Jr.,
    D.R. O'Hare and T.J. Usher.

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.


-------------------------------------------------------------------------------


          The Board of Directors recommends a vote FOR Items 2 and 3.

                                        FOR      AGAINST     ABSTAIN

2.  Ratification of Auditors.           [_]        [_]         [_]

3.  Approval of H.J. Heinz Company
    2000 Stock Option Plan.             [_]        [_]         [_]

4. In their discretion, upon such other matters as may properly come before the meeting.


                              [_] Please check here to request an admission ticket to the Meeting. (One ticket will admit two people).


                                       PLEASE SIGN AND DATE IN BOX BELOW

                              Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full name and title.

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                              Signature(s) and, if applicable, Title(s)     Date


                           * FOLD AND DETACH HERE *




                                [LOGO OF HEINZ]


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.